Exhibit 10.1

AMENDMENT TO THE PROMISSORY NOTE

AND SECURITIES PURCHASE

AGREEMENT DATED APRIL 19, 2023

THIS AMENDMENT to the Note (as defined below) and Agreement (as defined below) (this “Amendment”) is entered into as of May 17, 2023 (the “Effective Date”), by and between EZFILL HOLDINGS, INC., a Delaware corporation, with headquarters located at 2999 NE 191st Street, Suite 500, Aventura, FL 33180 (the “Company”), and AJB CAPITAL INVESTMENTS, LLC, a Delaware limited liability company, with its address at 4700 Sheridan Street, Suite J, Hollywood, FL 33021 (the “Buyer”) (collectively the “Parties”).

BACKGROUND

A. The Company issued to the Buyer a 10% promissory note in the aggregate principal amount of US$1,500,000.00 (together with any note(s) issued in replacement thereof or as a dividend thereon or otherwise with respect thereto in accordance with the terms thereof, the “Note”), convertible following an Event of Default (as defined in the Agreement) into shares of common stock, $0.0001 par value per share, of the Company pursuant to a securities purchase agreement dated April 19, 2023 (the “Agreement”); and

B. The Parties desire to amend the Note and Agreement as set forth expressly below.

NOW THEREFORE, in consideration of the execution and delivery of the Amendment and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties agree as follows:

1.	The Note shall be amended and restated in the form annexed hereto as Exhibit A.

2.	Section 4(q) of the Agreement shall be replaced in the entirety with the following:

q. Shareholder Approval. The Company shall on or before the 90th calendar day following the date hereof for the purpose of obtaining the Shareholder Approval. For purposes of this Agreement “Shareholder Approval” shall mean the approval of the holders of a majority of the Company’s outstanding voting Common Stock: (a) if and to the extent legally required, to amend the Company’s Articles of Incorporation to increase the number of authorized shares of Common Stock by at least the number of shares equal to the number of shares of Common Stock issuable under the Transaction Documents, or (b) to ratify and approve all of the transactions contemplated by the Transaction Documents, including the issuance of all of the Commitment Fee Shares issued and potentially issuable to the Buyer thereunder, all as may be required by the applicable rules and regulations of the Nasdaq (or any successor entity). Shareholder Approval shall be obtained either by (i) the Company soliciting proxies from its shareholders in connection therewith in the same manner as all other management proposals in such proxy statement and all management-appointed proxyholders shall vote their proxies in favor of such proposal or (ii) the Company filings a Schedule 14C Information statement following the approval by a majority in interest of its shareholders. Pursuant to clause (i) in the preceding above, if the Company does not obtain Shareholder Approval at the first meeting, the Company shall call a meeting every four months thereafter to seek Shareholder Approval until the date the Shareholder Approval is obtained.

3.	Section 10(a) of the Agreement shall apply with respect to this Amendment.

4. This Amendment shall be deemed part of, but shall take precedence over and supersede any provisions to the contrary contained in the Note and Agreement, as applicable. Except as specifically modified hereby, all of the provisions of the Note and Agreement, which are not in conflict with the terms of this Amendment, shall remain in full force and effect.

[Signature page to follow]

IN WITNESS WHEREOF, the Parties hereto have executed this Amendment as of the date first above written.

EZFILL HOLDINGS, INC.		AJB CAPITAL INVESTMENTS, LLC

/s/ Arthur Levine		/s/ Ari Blaine
Name:	Arthur Levine	Name:	Ari Blaine
Title:	CFO	Title:	Partner